UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CAMPBELL SOUP COMPANY

(Name of the Registrant as Specified In Its Charter)

THIRD POINT LLC

DANIEL S. LOEB

THIRD POINT PARTNERS QUALIFIED L.P.

THIRD POINT PARTNERS L.P.

THIRD POINT OFFSHORE MASTER FUND L.P.

THIRD POINT ULTRA MASTER FUND L.P.

THIRD POINT ENHANCED LP

THIRD POINT ADVISORS LLC

THIRD POINT ADVISORS II LLC

FRANCI BLASSBERG

MATTHEW COHEN

SARAH HOFSTETTER

MUNIB ISLAM

LAWRENCE KARLSON

BOZOMA SAINT JOHN

KURT SCHMIDT

RAYMOND SILCOCK

DAVID SILVERMAN

MICHAEL SILVERSTEIN

GEORGE STRAWBRIDGE, JR.

WILLIAM TOLER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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@ThirdPointLLC issued Tweets stating:

We will hold the Incumbent Board accountable for two decades of failure by demanding transparency. See here to view our lawsuit filed against $CPB on Oct. 25th: https://bit.ly/2AxI35w Time to #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

FICTION #3: $CPB claimed its series of strategic and operational blunders over the years, which cost shareholders many billions of dollars, can be dismissed as a mere “mistake.” Get the facts here http://bit.ly/2O0DDHR. (SEC Legend: http://bit.ly/SEC_Legend) #RefreshTheRecipe

FICTION #4: $CPB says Incumbent Board has taken appropriate actions to fix the mess it created but the stock is down over ~20% this year. Get the facts here http://bit.ly/2O0DDHR. It’s time to #RefreshTheRecipe (SEC Legend: http://bit.ly/SEC_Legend)

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@ThirdPointLLC also retweeted the following:

@sveaherbst: Soup Scoop. Third Point sues $CPB Campbells with @tomhals. https://reut.rs/2RdKP5u @ThirdPointLLC @CampbellSoupCo #hedgefunds

@mrstevenrowley: Maybe I’m a little confused as to what soup does, but why is there a Campbell Soup Vice President of Governmental Affairs???

@krassenstein: BREAKING: Kelly Johnston, the Campbell Soup Vice President of Gov. Affairs, who said George Soros’ foundation was assisting a caravan of migrants bound for the United States is no longer with the company. Thank you Campbell Soup!!

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Third Point sues Campbell Soup, accuses it of misleading investors

Svea Herbst-Bayliss, Tom Hals

October 25, 2018

NEW YORK (Reuters) - Activist investor Third Point LLC sued Campbell Soup Co (CPB.N) on Thursday, alleging the soup and snack maker’s board misled investors about the competence of its directors and the way it carried out a recently completed strategic review.

The lawsuit is the latest move in a bitter proxy contest in which billionaire investor Dan Loeb and his Third Point hedge fund wants to replace Campbell’s 12-member board so it can appoint its own directors and try to revitalize the company’s growth.

“We are vigorously contesting the Third Point lawsuit,” Campbell said on Thursday.

In a lawsuit filed in state superior court in Camden, New Jersey, which is Campbell’s hometown, Third Point said Campbell and its board “breached their fiduciary duties to Campbell’s stockholders by withholding material information critical to stockholders assessing how to vote at the company’s annual meeting.”

It asked the court to prevent Campbell from holding its annual meeting on Nov. 29 until the board corrects what Third Point called its misstatements. A hearing is scheduled for Tuesday.

Three heirs of condensed soup inventor John Dorrance, who ran the company a century ago, sit on the board and are seeking re-election. Together they control 37 percent of Campbell’s stock. Third Point has asked the court to postpone shareholders’ votes on the board until the company corrects what Third Point described as misinformation by the board.

The lawsuit said the company failed to disclose critical information about its directors, including Dorrance’s grandchild Bennett Dorrance. It accused the company of not making adequately clear what Dorrance’s business ventures and investments were, among other things.

Dorrance did not immediately respond to a telephone message seeking comment.

The company’s shares closed down 1.1 percent at $37.95 on Thursday, down more than 20 percent since the start of the year.

‘SUPERFICIAL UNDERSTANDING’

Earlier on Thursday, Campbell’s board chairman wrote a letter to investors saying that Third Point’s proposed directors were not qualified to oversee the company and that Third Point had not presented any new ideas or specific strategic plan.

“Third Point has, at best, a superficial understanding of the food industry and the company, as evidenced by its non-substantive plan filled with platitudes and business school buzzwords,” the letter to shareholders said.

Lawsuits are not uncommon in proxy battles as both sides seek every advantage. Third Point said in the suit that it needed the court’s help to wage a “meaningful proxy contest” and for investors to make fully informed decisions.

Such cases are difficult for activist investors to win, said Kai Liekefett, a partner who heads law firm Sidley Austin’s activist defense practice. But merely bringing the case could offer advantages.

“Third Point might be hoping to obtain damaging and embarrassing documentation such as emails during discovery. This worked well for them in the Sotheby’s proxy contest,” where the hedge fund was given three board seats in 2014, he added.

Third Point said in its lawsuit that shareholders did not have enough information to assess the company’s strategic plans, which includes selling some divisions and finding a permanent chief executive to replace Denise Morrison, who left in May.

“Without further information about its strategic plan that the board has withheld, and that is unknowable to stockholders without further disclosure, the Nov. 29 director election will be a sham,” the lawsuit said.

Reporting by Svea Herbst-Bayliss and Tom Hals; Additional reporting by Richa Naidu in Chicago; Editing by Bill Rigby and Peter Cooney

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IMPORTANT INFORMATION

On September 28, 2018, Third Point LLC filed a definitive proxy statement and on October 1, 2018 filed Supplement No. 1 thereto and on October 9, 2018 filed Supplement No. 2 thereto (collectively, the “Definitive Proxy Statement”) with the U.S. Securities and Exchange Commission (“SEC”) to solicit proxies from stockholders of Campbell Soup Company (the “Company”) for use at the Company’s 2018 annual meeting of stockholders. THIRD POINT STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS IN THE THIRD POINT SOLICITATION AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Proxy Statement is available at no charge on the SEC’s website at http://www.sec.gov and is also available, without charge, on request from Third Point LLC’s proxy solicitor, Okapi Partners LLC, at (855) 208-8902 or via email at CPBinfo@okapipartners.com.